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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement, relating to the Exchange Offer of $150,000,000 Series D 10% Senior Notes Due 2008 for any and all outstanding Series B and Series C 10% Senior Notes Due 2008 of the J.H. Heafner Company, Inc. on Form S-4, of our report dated December 7, 1995, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Historical Financial Data" and "Experts" in such Prospectus.



                                                     /s/  Deloitte & Touche LLP


Raleigh, North Carolina
March 30, 1999